EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (Form S-8, No. 333-163647) pertaining to the Harris Corporation Retirement Plan of our report dated June 26, 2013 with respect to the financial statements and supplemental schedule of the Harris Corporation Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Boca Raton, Florida

June 26, 2013